UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant
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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
☑	Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12
HMS Income Fund, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF THE STOCKHOLDERS
To Be Held October 9, 2020

The following Notice of Change of Location relates to the proxy statement of HMS Income Fund, Inc. (the “Company”), dated July 16, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Friday, October 9, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about September 30, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 9, 2020

To the Stockholders of HMS Income Fund, Inc.:

Due to the public health impact of the Coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Meeting”) of HMS Income Fund, Inc., a Maryland corporation (the “Company”), has been changed. As previously announced, the Meeting will be held on Friday, October 9, 2020 at 9:00 a.m., Central Time. The Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person.

As described in the proxy materials for the Meeting previously distributed, any stockholder of record of the Company as of the close of business on July 23, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. In order to attend the Meeting, visit the web portal located at www.virtualshareholdermeeting.com/HMS2020 and enter the 16-digit control number found on your proxy card or voter instruction form you previously received. Technical assistance will be available for stockholders encountering any difficulties accessing the Meeting. The technical support contact information will appear on the meeting website prior to the start of the Meeting.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The proxy statement and the Company’s annual report on Form 10-K for the 2019 fiscal year are available on the Internet at https://www.hinessecurities.com/hmsincomefund.

The proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.

By Order of the Board of Directors

Jason P. Maxwell
General Counsel, Chief Compliance Officer
and Corporate Secretary
Houston, Texas
September 29, 2020